UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
June 12, 2020
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6634 Hwy 53
Braselton, GA 30517
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	FOXF	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Gainesville and Hall County Development Authority Taxable Industrial Development Revenue Bonds
On June 1, 2020, Fox Factory, Inc., a California corporation (“Fox”), and wholly owned subsidiary of Fox Factory Holding Corp., a Delaware corporation (the “Company”), entered into each of the agreements as set forth below (the “Agreements”), which such Agreements became effective as of June 12, 2020 upon the issuance of the Bonds (as defined below).
FF US Holding LLC, a Georgia limited liability company of which Fox is the sole member (“Holding”) owns property in Gainesville, Georgia on which Fox has undertaken the acquisition, construction and installation of certain real and personal property, including a facility for the manufacture of shock absorbers for certain of its powered vehicles products (the “Project Facility”). The Gainesville and Hall County Development Authority (the “Issuer”) was empowered by the State of Georgia to issue its revenue bonds for the purpose of providing economic development incentives.
On June 1, 2020, Fox finalized a PILOT Agreement (the “PILOT Agreement”) between the Issuer and Fox, for certain ad valorem tax benefits provided by the Issuer to Fox on the Project Facility. The benefits are subject to partial or full reduction based on the Company’s performance against certain criteria, including capital investment of $60 million in the Project Facility by December 31, 2022, creation and retention of a specified number of jobs at the Project Facility by March 31, 2025, and the establishment of Fox’s international headquarters at the Project Facility or another certain real estate site in Gainesville, GA by December 31, 2026.
To facilitate the incentives, the Issuer will issue its Taxable Industrial Development Revenue Bonds (Fox Factory, Inc. Project), Series 2020, in an aggregate principal amount not to exceed $75,000,000 (the “Bonds”). The Bonds will be issued in multiple installments through 2022, pursuant to the terms of a Financing Agreement, dated as of June 1, 2020 (the “Financing Agreement”), between the Issuer and Fox, as bondholder. On June 1, 2020, Fox entered into a Bond Purchase Agreement (the “Bond Purchase Agreement”) between the Issuer and Fox, providing for the purchase by Fox of the initial Bond installment. On June 12, 2020, Fox purchased, and the Issuer delivered, one fully registered Bond, dated June 12, 2020, numbered R-1, in the amount of $34,554,100, bearing interest at the rate of 5.0% per annum, first interest payable on September 1, 2020, and semiannually thereafter on March 1 and September 1 of each year until maturity or earlier date of prepayment, and maturing on September 1, 2027. Fox and the Issuer have agreed that in return for the Bond, Holding will convey the Project Facility to the Issuer and that Fox will lease the Project Facility from the Issuer under the terms of a Lease (as defined below). Fox will not pay any cash for the Bond nor receive any cash for the conveyance of the Project Facility.
On June 1, 2020, Fox entered into a Lease Agreement (the “Lease”) between the Issuer, as lessor, and Fox, as lessee, for the lease of the Project Facility, as more fully described in the Lease. Rental payments under the Lease are set at the amount required to pay principal of and interest on the Bonds. The Lease contains customary obligations related to maintenance, taxes, utilities, inspections, and insurance requirements. Fox is required to indemnify the Issuer for construction and operations of the Project Facility, lease defaults by Fox, and negligence of Fox and certain affiliates. Fox may not assign or sublease the Project Facility without the Issuer’s consent, subject to customary exceptions. The Lease contains customary default events and remedies, however, the Issuer may not exercise many of its remedy rights under the Lease without the consent of Fox as the bondholder. The term of the Lease ends on September 1, 2027 or upon early termination by Fox. At the termination of the Lease, including early termination, the Project Facility will be reconveyed to Fox for the sum of ten dollars ($10) plus de minimus administrative fees in addition to the potential refund or forfeiture of ad valorem tax benefits.
The Bonds are secured by the Lease, by the Financing Agreement, and by a Deed to Secure Debt and Security Agreement, dated as of June 1, 2020, executed by the Issuer in favor of Fox and by an Assignment of Rents, dated as of June 1, 2020, executed by the Issuer in favor of Fox (under which substantially all the rights of the Issuer in the Lease are assigned to Fox, as bondholder). Lease and Bond payments are settled by Fox as both bondholder and lessee on a cashless basis pursuant to a Direct Payment Agreement, dated June 1, 2020, between the Issuer and Fox.
Except for the reduction in ad valorem taxes, the transactions described in this Current Report on Form 8-K will have no impact on the Company’s statements of financial position, operations or cash flow. The Company will continue to report the Project Facility within property, plant and equipment. Other than the contingent return of the incentives, the transactions taken as a whole create no third party financing obligations.
The foregoing summary of the material terms and conditions of the PILOT Agreement, Bond Purchase Agreement, Financing Agreement, Lease Agreement, Deed to Secure Debt and Security Agreement, Assignment of Lease Agreement, and Direct Payment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the PILOT Agreement, Bond Purchase Agreement, Financing Agreement, Lease Agreement, Deed to Secure Debt and Security Agreement, Assignment of Lease Agreement, and Direct Payment Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.7 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	PILOT Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.2	Bond Purchase Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.3	Financing Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.4	Lease Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.5	Deed to Secure Debt and Security Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.6	Assignment of Lease Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
10.7	Direct Payment Agreement, between Fox Factory, Inc. and the Gainesville and Hall County Development Authority, effective June 12, 2020.
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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fox Factory Holding Corp.
Date:	June 16, 2020	By:	/s/ Michael C. Dennison

Michael C. Dennison
Chief Executive Officer